Exhibit 10.2

FIRST REPUBLIC BANK It’s a privilege to serve you®
EXECUTION VERSION

FIRST AMENDMENT TO TERM
LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (“Amendment”) is entered into as of March 24, 2020, by and between FIRST REPUBLIC BANK (“Lender”) and HAMILTON LANE ADVISORS, L.L.C. a Pennsylvania limited liability company (“Borrower”).
RECITALS
A.    Borrower and Lender are parties to that certain Term Loan and Security Agreement dated August 23, 2017, as amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms of this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Each of the following definitions set forth in Section 13 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
“Adjusted EBITDA” means the net income of the Borrower and its consolidated subsidiaries excluding interest expenses, income tax expenses, depreciation and amortization, equity based compensation expense, other non-operating income (loss), and transaction costs and expenses related to an IPO, acquisitions and refinancings, non-cash changes in fund portfolio valuations and other non-cash expenses.

“Charter Documents” means the LLC Agreement of Borrower and any other organizational, formation, or operational documents of a party.

“Facility II” means the Revolving Loan and Security Agreement dated as of the Effective Date (as amended, restated, supplemented and/or otherwise modified from time to time), between First Republic Bank, as the lender, and Hamilton Lane Advisors, L.L.C., as the borrower.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations (which, for the avoidance of doubt excludes operating leases, whether or not they should appear on the balance sheet in accordance with GAAP) and (d) Contingent Obligations in respect of the foregoing. Notwithstanding the foregoing, in no event shall “Indebtedness” include any liability of a general partner of a Fund, with respect to the liabilities of such Fund.

“Lender Expenses” means all reasonable, audit fees and expenses and reasonable and documented costs and out-of-pocket expenses (including attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents for Facility I, Facility II and Facility III (including any of the foregoing incurred in connection with any appeals or Insolvency Proceedings).

“Lender Obligations” are any Obligations owing to Lender hereunder and under the other Loan Documents and, as applicable in respect of Facility II or Facility III, including debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender now or later in respect of the Loan Documents and, as applicable Facility II or Facility III, including Contingent Obligations, cash management services, letters of credit and foreign exchange contracts, if any, interest accruing after Insolvency Proceedings begin.

“Tangible Net Worth” means the total member’s equity minus non-controlling interests in general partnerships plus 50% of any year over year non-cash negative adjustment to investment holdings.

3.    Each of the following definitions are hereby incorporated in Section 13 of the Loan Agreement in the appropriate alphabetical sequence:
“Additional Term Advance” has the meaning provided in Section 2.1.1.

“Facility I” has the meaning provided in Section 2.1.1.

“Facility III” means the Multi-Draw Term Loan and Security Agreement dated as of March 24, 2020 (as amended, restated, supplemented and/or otherwise modified from time to time), between First Republic Bank, as the lender, and Hamilton Lane Advisors, L.L.C., as the borrower.

“First Amendment Effective Date” means March 24, 2020.

“Incremental Term Advance” has the meaning provided in Section 2.1.1.

“Initial Term Advance” has the meaning provided in Section 2.1.1.

“Term Advance” has the meaning provided in Section 2.1.1.

4.    The definitions of “Current Index”, “Index Rate”, “Interest Change Date” and “Note Rate” set forth in Section 13 of the Loan Agreement are hereby deleted in their entireties.
5.    Section 2.1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“2.1.1 Term Advances. Subject to the terms and conditions of this Agreement, (i) on the Effective Date the Lender advanced $75,000,000 (the “Initial Term Advance”) to Borrower (ii) on the First Amendment Effective Date, the Lender shall advance $9,339,453.12 (the “Incremental Term Advance” and, collectively with the Initial Term Advance, “Facility I”) and (iii) from the First Amendment Effective Date through March 24, 2023, Borrower may request advances at the sole discretion of the Lender (each, an “Additional Term Advance” and, collectively and with the Initial Term Advance and the Incremental Term Advance, (the “Term Advances”)), each Additional Term Advance collectively not exceeding $25,000,000. As a condition precedent to any Additional Term Advance, Borrower and Lender shall agree to such additional terms and amendments hereto as are needed to facilitate such proposed Additional Term Advance. After repayment, no Term Advance may be reborrowed. Borrower shall make interest-only payments from the date of each Term Advance through, but excluding, July 1, 2020 (the “Amortization Date”). Beginning with the payment due on the Amortization Date, Borrower shall repay the Term Advances (i) on the first calendar day of each calendar quarter in installments of principal as set forth in Schedule II hereof plus (ii) monthly payments of accrued interest. All unpaid principal and interest on each Term Advance shall be due on July 1, 2027 (the “Term Maturity Date”). To obtain a Term Advance, Borrower shall notify Lender by delivering to Lender the Payment/Advance Form attached as Exhibit B by facsimile or electronic mail in portable document format (PDF) by 12:00 p.m. Pacific time on the Business Day before the Business Day that the Term Advance is to be made. Lender will credit Term Advances to

Borrower’s deposit Account with Lender, as defined in Section 2.2(d). Lender may make Term Advances under this Agreement based on instructions from a Designated Representative or his or her designee or without instructions if the Term Advances are necessary to meet Obligations that have become due.”

6.    Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Interest Rate. Term Advances accrue interest on the outstanding principal balance, as set forth in the applicable Payment/Advance Form, at a floating per annum rate equal to the greater of (i) the Prime Rate minus 1.50% and (ii) 2.25%, provided that, if the aggregate principal amount of the outstanding Term Advances is equal to or less than $40,000,000 by the date that is three (3) years after the date hereof, then the applicable interest rate will be reduced by 0.25%. The interest rate increases or decreases when the Prime Rate, changes. Interest is computed on a 360 day year for the actual number of days elapsed.”

7.    Section 2.2(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Default Rate. After maturity or after the occurrence and during the continuance of an Event of Default, upon notice from the Lender (which notice may be retroactive to the date of the Event of Default or maturity), principal Lender Obligations accrue interest at 5% above the rate effective on the maturity date or on the date of the Event of Default, as applicable.”

8.    Section 2.2(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Interest Payments. Interest due on the Advances is payable on the 10th calendar day of each month. After an Event of Default, Lender may debit Borrower’s Account, as defined in 2.2(d), for principal and interest payments owing or any amounts Borrower owes Lender. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day.”

9.    Section 2.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Facility I Fee. A fully earned, non-refundable facility fee in the amount agreed upon by the Borrower and the Lender on the First Amendment Effective Date;”

10.    Section 2.3(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Additional Term Advance Fee. A fully earned, non-refundable facility fee, equal to the amount agreed upon by the Borrower and the Lender on the First Amendment Effective Date, on the date each such Additional Term Advance is made; and”

11.    Section 6.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Charter Documents; Management Agreements. (a) Cause the Charter Documents and Management Agreements to remain in full force and effect in the form presented to Lender as of the Effective Date, except for changes that would not reasonably be expected to affect materially and adversely (i) its right or ability to receive Management Fees or Incentive Fees or the amount of Management Fees or Incentive Fees otherwise payable thereunder or (ii) its ability to satisfy its obligations under this Agreement; (b) enforce all of its material rights and obligations under the Management Agreements; and (c) cause the Funds to maintain each Partnership Agreement in full force and effect in the form presented to Lender on the Effective Date, except for amendments that do not adversely affect the right or ability (i) to pay Management Fees or Incentive Fees in the amounts otherwise payable thereunder or make or enforce Capital Calls, (ii) to receive Capital Contributions and other payments from the Partners, or (iii) to satisfy Borrower’s obligations under this Agreement. For the avoidance of doubt, financing arrangements of any Funds that include a pledge of Capital Commitments and actions taken in support of such pledge do not constitute a violation of this Section 6.8 or other provisions of this Agreement. Notwithstanding the above, Borrower may take any action prohibited by this Section 6.8 so long as: (i) no Event of Default has occurred and is continuing or would result from such action, (ii) such action would not reasonably be expected to adversely affect the ability of Borrower to satisfy its obligations hereunder, and (iii) the aggregate Flexibility Actions do not exceed the Flexibility Cap at such time.”

12.    Section 7.8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Management Fees. Permit any provision in any Charter Document or Management Agreement to be amended or waived in a way that reduces or postpones the payment of any Management Fees; direct Management Fees to any other Person; waive or defer payment of any Management Fees or permit any Affiliate to take any action with respect to Management Fees that could be reasonably likely to be adverse to Lender; provided, however, notwithstanding the above, Borrower may take any action prohibited by this Section 7.8 so long as: (i) no Event of Default has occurred and is continuing or would result from such action, (ii) such action would not reasonably be expected to adversely affect the ability of Borrower to satisfy its obligations hereunder, and (iii) the aggregate Flexibility Actions do not exceed the Flexibility Cap at such time.”

13.    Section 8.10 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“Facility II; Facility III. If an Event of Default occurs under Facility II or Facility III.”

14.    Exhibit A to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Exhibit A.
15.    Exhibit B to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Exhibit B.
16.    Exhibit C to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Exhibit C.
17.    Exhibit D to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Exhibit D.
18.    Exhibit F to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Exhibit F.

19.    Schedule I to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Schedule I.
20.    Schedule II to the Loan Agreement is hereby amended and restated in its entirety in the form set forth hereto as Schedule II.

21.    The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of any party under the Loan Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Loan Agreement in each case as amended to date, including any amendments made substantially concurrently with this Amendment.
22.    Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment and that, upon execution and delivery of this Amendment, no Event of Default has occurred and is continuing.
23.    This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. A signed copy of this Amendment transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto. Notwithstanding the delivery of the faxed or emailed copy, the Credit Parties agree to deliver to Lender original executed copies of this Amendment.
24.    As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:
(a)    Formal credit approval by First Republic Bank;
(b)    this Amendment duly executed by the Borrower;
(c)    payment of all fees and Lender Expenses through the date hereof; and
(d)    such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:
HAMILTON LANE ADVISORS, L.L.C.
By: /s/ Atul Varma
Name: Atul Varma
Title: Chief Financial Officer

LENDER:
FIRST REPUBLIC BANK
By: /s/ Scott Aleali
Name: Scott Aleali
Title: Practice Leader Private Equity Finance
EXHIBIT A
1.    Financial Statements. Borrower shall deliver to Lender annual financial statements (including balance sheet and income statements) for Hamilton Lane Incorporated, which financial statements shall be audited by Ernst & Young LLP or other independent certified public accountant reasonably acceptable to Lender and (b) company-prepared annual financial statements (including balance sheet and income statements) for Borrower, in each case within ninety (90) days after the end of each of Borrower’s fiscal years.
2.    Financial Statements. Borrower shall deliver to Lender annual financial statements (including balance sheet and income statements) within one hundred eighty (180) days after the end of each Fund’s fiscal years for such Fund (in each case, to the extent such Fund accounts for 5% or more of Borrower’s aggregate  revenue as of the end of the most recently completed fiscal year, and with respect to all other Funds, upon the request of the Lender), which financial statements shall be audited by an independent certified public accountant reasonably acceptable to Lender.
3.    Interim Financial Statements. Borrower shall deliver to Lender company-prepared quarterly financial statements (including balance sheet and income statements) within forty-five (45) days after the end of each quarter referenced below certified by Borrower’s chief financial officer or another officer or representative acceptable to Lender. Quarterly financials shall be delivered for the first three (3) fiscal quarters.
4.    Compliance Certificate. Within forty-five (45) days after the end of the first three (3) fiscal quarters and ninety (90) days after the end of each of Borrower’s fiscal years, deliver to Lender a Compliance Certificate signed by a Designated Representative in the form of Exhibit D.
5.    Other Financial Statements. Upon filing of any financial statements or reporting as required to be publicly filed by Borrower, a copy of such financial statement or reporting.
6.    Flexibility Actions. Borrower shall give written notice to Lender of any Flexibility Action promptly after such Flexibility Action is taken. Any Flexibility Action taken by Borrower will be deemed a representation by Borrower that the conditions precedent therefore were satisfied.
7.    Minimum Annual Management Fees. Borrower shall, as at each March 31 and September 30 (each a “test date”) have collected for the six month period ending on such test date, on a consolidated basis, Fund Management Fees equal to the greater of (a) $87,500,000 and (b) an amount equal to 80% of the collected sum of contractually based Fund Management Fees, for the immediately preceding six month period, tested semi-annually, commencing on September 30, 2020.
8.    Minimum Adjusted EBITDA. Borrower shall, as at each March 31 and September 30 (each a “test date”) maintain at least a minimum trailing six month Adjusted EBITDA minus dividend distributions (other than tax distributions), as at such test date, equal to the greater of (a) $40,000,000 and (b) an amount equal to 80% of the trailing six month Adjusted EBITDA minus dividend distributions (other than tax distributions), for the immediately preceding six month period, tested semi-annually, commencing September 30, 2020.
9.    Minimum Tangible Net Worth. Minimum Tangible Net Worth shall be greater than or equal to the amount set forth in the column “Tangible Net Worth” as at the end of the applicable fiscal year.

Fiscal year	Tangible Net Worth
2019	$39,700,000
2020	$100,000,000
2021	$110,000,000
2022	$120,000,000
2023	$135,000,000
2024	$145,000,000
2025	$160,000,000
2026	$175,000,000
2027	$195,000,000
2028	$215,000,000
2029	$235,000,000
10.    No Additional Indebtedness. Without the prior written consent of Lender, Borrower (a) shall not directly or indirectly incur Indebtedness for borrowed money excluding (i) debts as of the date of this Agreement that were previously disclosed in writing to Lender (other than those that are being paid substantially concurrently with the funding of the Loan), (ii) other borrowing from Lender, including for the avoidance of doubt Facility II and Facility III, (iii) unsecured debt incurred in the normal course of business and for the avoidance of doubt, (iv) purchase money debt and capital leases in the ordinary course of business, and (b) shall not directly or indirectly make, create, incur, assume or permit to exist any guaranty of any kind of any Indebtedness of any other person during the term of this Agreement, excluding any guaranties as of the date of this Agreement previously disclosed in writing to Lender.
11.    Notification of Transfers. Borrower shall notify Lender within 30 days of any transfer of Partner’s interests in any Funds whose Capital Commitment is greater than $10,000,000.

EXHIBIT B
LOAN PAYMENT/ADVANCE REQUEST FORM
Deadline for next business day processing is Noon Pacific Time

Fax To:     Date: _____________________

BORROWER:

LOAN PAYMENT:

From Account #________________________________    To Account ______________________________________
(Deposit Account #)                    (Loan Account #)

Principal $___________________________ and/or Interest $_____________________________________________

Authorized Signature:         Phone Number:

Print Name/Title:

LOAN ADVANCE:

From Account #________________________________    To Account ______________________________________
(Loan Account #)                        (Deposit Account #)

Amount of Advance $___________________________

__________________________

All Borrower’s representations and warranties in the Agreement are true, correct and complete in all material respects on the date of the request for an Advance.

Authorized Signature:         Phone Number:

Print Name/Title:

EXHIBIT C
COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s personal property now owned or hereafter acquired, including without limitation all equipment, contract rights, intellectual property, general intangibles, commercial tort claims, accounts, Management Fees, Incentive Fees, inventory, documents, cash, instruments, deposit accounts, securities, securities entitlements, securities accounts, Account, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper; all Borrower's Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, provided, however, Collateral shall exclude Excluded Assets.

Notwithstanding the foregoing, in no event shall the Collateral include or the security interest granted under this Agreement attach to any of the following (“Excluded Assets”) (a) any lease, license, contract or agreement to which Borrower is a party, and any of its rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to the Borrower or (ii) a term, provision or condition of any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (i) or (ii) above; provided further that the exclusions referred to in clause (a) of this paragraph shall not include any Proceeds of any such lease, license, contract or agreement; (b) in the case of a foreign subsidiary that is treated as a “controlled foreign corporation” for U.S. federal income tax purposes, any of the outstanding capital stock of such foreign subsidiary entitled to vote representing in excess of 65% of the voting power of all classes of capital stock of such foreign subsidiary entitled to vote, so long as a pledge in excess of 65% of the voting power of such foreign subsidiary would result in adverse tax consequences to Borrower or its beneficial owners under Section 956 of the Internal Revenue Code (or any successor provision); provided that immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock in a foreign subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by the Borrower shall attach to, such greater percentage of capital stock of each foreign subsidiary; and provided, further, that in no event shall the Collateral include capital stock of a foreign subsidiary or controlled foreign corporation to the extent that the grant of a security interest therein would require the approval of, or consultation with, a local securities regulator or other regulatory or governmental authority, or otherwise result in any burdensome undertaking or obligation by the Borrower, pursuant to local law or otherwise; (c) any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) ; (d) for avoidance of doubt, equity interests, general partnership interests or assets of Funds, including any assets of a Fund held by Borrower or any assets of Borrower , to the extent the grant of a security interest therein would violate or otherwise result in a default under any organizational or governing document of any Fund or the general partner thereof; (e) any rights or interests in Funds required or deemed necessary to be held by Borrower pursuant to the terms of the applicable Fund organizational documents, any related agreement or applicable law, rule or regulation; (f) equity interests, including general partnership interests, in any joint venture or other non-wholly owned subsidiary to the extent the grant of a security interest therein would violate or otherwise result in a default under any organizational document, governing document or agreement among equity holders of such joint venture or non-wholly owned subsidiary or require the consent of any other equity holder thereof or other third party (unless (x) such document, agreement or requirement of a consent would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and (y) no adverse consequence to the Borrower under such organizational document, governing document or agreement among equity holders would result from such grant of security); (g) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (h)

those assets as to which the Lender and Borrower reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Lender of the security to be afforded thereby; (i) capital assets subject to capital leases or purchase money liens, in each case to the extent (x) such capital lease or purchase money lien is permitted hereunder and (y) a lien on such capital assets is prohibited by the documents providing for the capital lease or purchase money lien; or (j) payroll accounts and escrow accounts. For avoidance of doubt, Borrower’s economic interests in the equity of general partners of Funds constitute Collateral, but Borrower’s voting and other consensual rights and management and control-related interests in such equity are Excluded Assets.
EXHIBIT D
COMPLIANCE CERTIFICATE

TO:        First Republic Bank                    Date:

FROM:     Hamilton Lane Advisors, L.L.C.
1.The undersigned authorized officer certifies on behalf of all Borrower that under the terms and conditions of the Term Loan and Security Agreement between Borrower and Lender (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no Credit Extensions may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Internally prepared financial statement	Quarterly within 45 days (other than Q4)	Yes No
Annual financial statement (Borrower)	FYE within 90 days	Yes No
Annual financial statement (Funds)	FYE within 180 days	Yes No
Partnership interest transfer (>$10,000,000)	Within 30 days from transfer	Yes No
List of Capital Contributions delinquent for more than 30 days (>$1,000,000)	Immediately	Yes No
Compliance certificate	[Annually][Quarterly] within [90][45] days	Yes No
Flexibility Action taken? Yes No	If Yes, provide amount:: $[__________]	Under Flexibility Cap? Yes No

Financial Covenant	Required	Actual	Complies
Minimum Annual Management Fees	Greater of (a) $87,500,000 and (b) an amount equal to 80% of the collected sum of contractually based Fund Management Fees, for the immediately preceding six month period (semiannual)	$_____	Yes No
No Additional Debt	None	$_____	Yes No
Minimum Adjusted EBITDA less dividends (other than tax dividends)
Greater of (a) $40,000,000 and (b) an amount equal to 80% of the trailing six month Adjusted EBITDA minus dividend distributions (other than tax distributions), for the immediately preceding six month period (semiannual)
		$_____	Yes No
Minimum Tangible Net Worth	$_____	$_____	Yes No

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HAMILTON LANE ADVISORS, L.L.C.

By: __________________________________

Name:________________________________

Title:_________________________________

EXHIBIT F
LIST OF FUNDS

[Attached]

Schedule I to Term Loan and Security Agreement
The name of Borrower is (attach a copy of the formation documents): Hamilton Lane Advisors, L.L.C.
Borrower’s State of formation: Pennsylvania
Borrower has operated under only the following other names (if none, so state):
None
Borrower has deposit accounts and/or investment accounts located only at the following institutions:
Please see attached.
List Acct. Numbers: Please see attached.
Liens existing on the Effective Date and disclosed to and accepted by Lender in writing:
None

Investments existing on the Effective Date and disclosed to and accepted by Lender in writing:
Bison Illiquid Securities Offering Network, Inc (Bison), Private Market Connect,
Canoe Software, LegalApp Holdings Inc., Institutional Capital Network, Inc.

Indebtedness on the Effective Date and disclosed to and consented to by Lender in writing:

First Republic Bank Term Loan and Revolving Loan

Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):
None

Tax ID Number 23-2962336
Organizational Number, if any: 2816405
Schedule II to Term Loan and Security Agreement

Payment Date	Percentage of aggregate Term Advances to be paid
July 1, 2020	0.625%
October 1, 2020	0.625%
January 1, 2021	0.625%
April 1, 2021	0.625%
July 1, 2021	0.625%
October 1, 2021	0.625%
January 1, 2022	0.625%
April 1, 2022	0.625%
July 1, 2022	0.625%
October 1, 2022	0.625%
January 1, 2023	0.625%
April 1, 2023	0.625%
July 1, 2023	1.875%
October 1, 2023	1.875%
January 1, 2024	1.875%
April 1, 2024	1.875%
July 1, 2024	2.5%
October 1, 2024	2.5%
January 1, 2025	2.5%
April 1, 2025	2.5%
July 1, 2025	6.25%
October 1, 2025	6.25%
January 1, 2026	6.25%
April 1, 2026	6.25%
July 1, 2026	12.5%
October 1, 2026	12.5%
January 1, 2027	12.5%
April 1, 2027	12.5%